NONE OF THE SECURITIES TO WHICH THIS AGREEMENT (THE "AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONSULTANT AGREEMENT

This Agreement is made and entered into as of the 31st day of January, 2002, between Immune Network Ltd. (the "Company") and Rachel Glicksman ("Consultant").

In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Purpose. The Company hereby appoints the Consultant during the Term (as defined below) to render consulting advice to the Company in connection with acquisitions, product positioning and strategic growth objectives (the "Services").

2. Term. This Agreement shall be effective for a six-month period (the "Term") commencing on the date hereof, subject to early termination pursuant to section 10.

3. Authority of the Contractor. The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

4. Independent Contractor. In performing the Services, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out her obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide the Services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of her agents shall not be entitled to the fringe benefits provided by the Company to its employees.

5. Devotion to Contract. During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Contractor shall, and shall cause each of her agents assigned to performance of the Services on behalf of the Contractor, to:

(a) at all times perform the Services faithfully, diligently, to the best of her abilities and in the best interests of the Company;

(b) devote such of his time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

(c) refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.

6. Other Activities. The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

7. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by it in connection with services requested by the Company, including, but not limited to, all charges for travel, printing costs and other expenses spent on the Company's behalf. However, the Consultant shall not incur expenses that exceed US$500 per month in the aggregate without the prior written approval of the Company. Such expenses shall be paid in cash.

8. Compensation. Subject to applicable securities laws, and subject also to completion and delivery by the Consultant of the questionnaire (the "Questionnaire") attached hereto as Exhibit A and the acknowledgement attached hereto as Exhibit B, the Company hereby agrees to issue to the Consultant an aggregate of one million (3,000,000) fully-paid and non-assessable common shares (the "Shares") in the capital of the Company, at a deemed price of US$0.05 per Share, as follows:

(a) a total of one million (1,000,000) Shares will be issued as a signing bonus as soon as practicable following the filing of the registration statement on Form S-8 contemplated by section 18 and the delivery by the Company to the Consultant of the related prospectus as required by Rule 428(b)(1) of the 1933 Act;

(b) the balance of the Shares will be issued in consideration of the Services as follows:

(i) eighty thousand (80,000) Shares will be issued as of each of the following dates (each, a "Payment Date"): February 15, 2002, February 22, 2002, March 1, 2002, March 8, 2002, March 15, 2002, March 22, 2002, March 29, 2002, April 5, 2002, April 12, 2002, April 19, 2002, April 26, 2002, May 3, 2002, May 10, 2002, May 17, 2002, May 24, 2002, May 31, 2002, June 7, 2002, June 14, 2002, June 21, 2002, June 28, 2002, July 5, 2002, July 12, 2002, July 19, 2002, July 26, 2002 and July 31, 2002;

(ii) provided that if the Company, despite its best efforts, has been unable to file the registration statement on Form S-8 pursuant to section 18 or deliver to the Consultant the related prospectus as required by Rule 428(b)(1) of the 1933 Act prior to a Payment Date, the Shares otherwise issuable as of such Payment Date(s) will be issued on the Payment Date next following the filing of the registration statement on Form S-8 and the delivery of the related prospectus to the Consultant.

9. Delivery of Share Certificates. The Company will use its best efforts to cause certificates representing the appropriate number of Shares to be delivered to the Consultant within five (5) business days following each of the Payment Dates specified in section 8.

10. Termination. This Agreement may be terminated by either party by giving the other 30 days written notice of such termination.

11. Duties Upon Termination. Upon termination of this Agreement for any reason, the Contractor shall promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b) all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

12. Compensation of Contractor on Termination. Upon termination of this Agreement, the Contractor shall be entitled to receive as her full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement:

(a) all Shares issuable to the Contractor as of Payment Dates occurring on or before the date of termination, and

(b) reimbursement of all expenses incurred by the Contractor on behalf of the Company up to and including the date of termination, as reflected in the final accounting to be delivered by the Contractor to the Company pursuant to section 11(a);

provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or willful act of the Contractor, to the extent such right has not been waived by the Company.

13. Acknowledgements of the Consultant. The Consultant acknowledges and agrees that:

(a) none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b) the Consultant acknowledges that, except as set forth in section 18, the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

(c) the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the United States Shares and Exchange Commission and in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

(d) if the Company has presented a business plan to the Consultant, the Consultant acknowledges that the business plan may not be achieved or be achievable;

(e) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(f) there is no government or other insurance covering the Shares;

(g) the Company has advised the Consultant that the Company is relying on an exemption from the requirements to provide the Consultant with a prospectus and to sell the Shares through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Consultant;

(h) the Consultant and the Consultant's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(i) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Consultant during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Consultant, the Consultant's attorney and/or advisor(s);

(j) the Company is entitled to rely on the representations and warranties and the statements and answers of the Consultant contained in this Agreement and in the Questionnaire;

(k) the Consultant will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Consultant contained herein or in any document furnished by the Consultant to the Company in connection herewith (including, without limitation, the Questionnaire) being untrue in any material respect or any breach or failure by the Consultant to comply with any covenant or agreement made by the Consultant to the Company in connection therewith;

(l) none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Consultant that any of the Shares will become listed on any stock exchange or automated dealer quotation system; except that currently the certain market makers make market in the common shares of the Company on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc.;

(m) offers and sales of any of the Shares prior to the expiration of a period of one year after the date of issuance of such Shares (the "Restricted Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom;

(n) there are additional restrictions on the Consultant's ability to resell the Shares in Canada under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

(o) the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act; and

(p) the Consultant has been advised to consult the Consultant's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

14. Representations, Warranties and Covenants of the Consultant. The Consultant hereby represents and warrants to and covenants with the Company that:

(a) the Consultant is resident in the United States and is not a resident of British Columbia;

(b) the Consultant has received and carefully read this Agreement;

(c) the Consultant has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(d) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Consultant, or of any agreement, written or oral, to which the Consultant may be a party or by which the Consultant is or may be bound;

(e) the Consultant (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and can afford the complete loss of such investment;

(f) the Consultant is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Consultant has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's most recent annual report on Form 20-F filed with the SEC;

(g) the Consultant has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company, and the Consultant is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(h) the Consultant understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and the Questionnaire, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Consultant shall promptly notify the Company;

(i) all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company, and the Consultant will notify the Company immediately of any material change in any such information occurring prior to the closing of the purchase of the Shares;

(j) the Consultant is purchasing the Shares for her own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Shares, and the Consultant has not subdivided her interest in the Shares with any other person;

(k) the Consultant is not an underwriter of, or dealer in, the common shares of the Company, nor is the Consultant participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(l) the Consultant has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Consultant's decision to invest in the Shares and the Company;

(m) the Consultant is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(n) no person has made to the Consultant any written or oral representations:

(i) that any person will resell or repurchase any of the Shares;

(ii) that any person will refund the purchase price of any of the Shares; or

(iii) as to the future price or value of any of the Shares.

15. U.S. Person Defined. In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S and for the purpose of the Agreement includes any person in the United States.

16. Acknowledgement and Waiver. The Consultant has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information contained in the Public Record. the Consultant hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Consultant might be entitled in connection with the distribution of any of the Shares.

17. Legending of Subject Securities. The Consultant hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear legends in substantially the following forms:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

18. Registration of Shares. To ensure that the Shares issued to the Consultant under Section 8 of this Agreement are freely tradable, the Company will register with the United States Securities and Exchange Commission (the "SEC") any such Shares issued. Upon or as soon as is practical after the execution of this Agreement, the Company will file a registration statement on Form S-8 with the SEC to effect registration.

19. Confidentiality and Non-Disclosure. In connection with the Services to be provided by the Contractor hereunder, the Company will furnish to the Contractor certain information that is either non-public, confidential or proprietary in nature (the "Confidential Information"). The Contractor acknowledges that the Confidential Information will be provided to the Contractor, or the Contractor will be granted access to the Confidential Information, solely for the purposes of facilitating the provision of the Services, and the Contractor agrees to receive the Confidential Information on the following terms and conditions:

(a) that the Confidential Information is to be received and maintained in confidence;

(b) that no copies, summaries or reproductions of the Confidential Information or any part thereof may be made without the prior written consent of the Company except as may be reasonably necessary to provide the Services;

(c) the Contractor will not, directly or indirectly, disclose, communicate or make known the Confidential Information or any part thereof to any person, firm or corporation for any purpose other than providing the Services;

(d) the Contractor will take all reasonable precautions to safeguard the Confidential Information against unauthorised disclosure;

(e) that upon request by the Company, the Contractor will promptly return to the Company, all Confidential Information, including all reproductions and copies thereof together with all materials and documents created by the Contractor containing Confidential Information or references thereto from which reference to the substance of the Confidential Information can be implied or understood;

(f) that the Confidential Information shall be disclosed only to those professional advisers of the Contractor (collectively, the "Permitted Persons") as are reasonably necessary to accomplish the purpose(s) of this Agreement;

(g) that the confidential and proprietary nature of the Confidential Information shall be communicated to the Permitted Persons; and

(h) the Contractor will be responsible for any unauthorised use or disclosure of Confidential Information by the Permitted Persons and by any and all other persons to whom it discloses the Confidential Information.

20. Prohibition Against Insider Trading. The Contractor hereby acknowledges that the Contractor is aware, and further agrees that the Contractor will advise the Permitted Persons, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

21. Notice to Company Prior to Mandated Release of Confidential Information. If the Contractor is required by any applicable law, stock exchange regulations or court order to disclose any Confidential Information, the Contractor shall first notify the Company in writing, sufficiently in advance so as to provide the Company with reasonable opportunity to seek to prevent such disclosure or to seek to obtain a protective order for such Confidential Information.

22. Governing Law; Venue; Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at it address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

23. Notices. Any notice or other communication between parties hereto will be in writing and may be given by overnight courier service, by certified or registered mail, postage prepaid, or by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy

(a) if to the Consultant, addressed to the Consultant at 55 John Street, 11th Floor, New York, New York 10038, USA, Attention: Rachel Glicksman; facsimile number: (212) 732-1131, and

(b) if to the Company, addressed to Immune Network Ltd. at 3650 Wesbrook Mall, Vancouver, British Columbia, Canada V6S 2L2, Attention: Dr. Allen Bain, President and CEO; facsimile number: (604) 222-5542

Any notice or other communication hereunder shall be deemed given three business days after deposit in the mail if mailed, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); provided that if at the time of mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

24. Entire Agreement. This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof.

25. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

26. Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

27. Due Execution and Delivery. This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

28. Non-Assignment. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.

29. Severability. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IMMUNE NETWORK LTD.

/s/ Dr. Allen Bain
Dr. Allen Bain, President and CEO
EXECUTED BY RACHEL GLICKSMAN in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Rachel Glicksman RACHEL GLICKSMAN

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

This Questionnaire is for use by a Subscriber who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the "1933 Act")) and has indicated an interest in acquiring Shares of IMMUNE NETWORK LTD. (the "Company"). The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Subscriber satisfies)

______  Category 1 An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

______  Category 2 A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

______  Category 3 A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

______  Category 4 A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

______  Category 5 A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

______  Category 6 A director or executive officer of the Company;

______  Category 7 A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

______  Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

______________________________________________________________________________________

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 31st day of January, 2002.
If a Corporation, Partnership or Other Entity:	If an Individual:
Print of Type Name of Entity Signature of Authorized Signatory Type of Entity	Signature Rachel Glicksman Print or Type Name Social Security/Tax I.D. No.

EXHIBIT B

To: Immune Network Ltd.
3650 Wesbrook Mall
Vancouver, BC
Canada V6S 2L2

Attention: Allen Bain, PhD., President/CEO

A C K N O W L E D G E M E N T

WHEREAS:

A. The undersigned has agreed to acquire certain securities (the "Securities") of Immune Network Ltd. (the "Company"); and

B. The Company is relying on an exemption from the requirements to provide the undersigned with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act").

THE UNDERSIGNED HEREBY ACKNOWLEDGES that:

1. Pursuant to Multilateral Instrument 45-102, as adopted by the British Columbia Securities Commission effective November 30, 2001, a subsequent trade in the Securities will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, including the following:

(a) at least twelve months (the "Canadian Hold Period") shall have elapsed from the date on which the Securities were issued to the undersigned;

(b) during the currency of the Canadian Hold Period, any certificate representing the Securities or the Underlying Securities is imprinted with a legend (the "Canadian Legend") stating:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert the date that is twelve months and a day after the distribution date]."

(c) the trade is not a control distribution (as defined in Multilateral Instrument 45-102);

(d) no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;

(e) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(f) if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation.

2. By executing and delivering this Acknowledgement, the undersigned will be taken to have directed the Company not to include the Canadian Legend on any certificates representing the Securities to be issued to the undersigned.

3. As a consequence, the undersigned will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Securities, as the case may be, during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

DATED at _________________________________ as of the 31st day of January, 2002
If a Corporation, Partnership or Other Entity:	If an Individual:
Print of Type Name of Entity Signature of Authorized Signatory Type of Entity	Signature Print or Type Name